Exhibit 24.1

POWER OF ATTORNEY

REGISTRATION STATEMENT ON FORM S-3

APPLIED MATERIALS, INC.

KNOW ALL PERSONS BY THESE PRESENTS:

Each of the undersigned directors or officers of Applied Materials, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints George S. Davis and Joseph J. Sweeney, and each of them with power to act alone, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-3 for the registration of an indeterminate amount of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), and any and all amendments (including post-effective amendments) to such Registration Statement and any Registration Statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file such Registration Statement(s) and any and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date set forth below.

Signature	Title	Date

/s/ Michael R. Splinter Michael R. Splinter	President, Chief Executive Officer (Principal Executive Officer)	May 25, 2011

/s/ George S. Davis George S. Davis	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	May 25, 2011

/s/ Thomas S. Timko Thomas S. Timko	Corporate Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	May 25, 2011

Directors:

/s/ Michael R. Splinter Michael R. Splinter	Chairman of the Board	May 25, 2011

/s/ Aart J. de Geus Aart J. de Geus	Director	May 27, 2011

/s/ Stephen R. Forrest Stephen R. Forrest	Director	May 26, 2011

Signature	Title	Date

/s/ Thomas J. Iannotti Thomas J. Iannotti	Director	May 27, 2011

/s/ Susan M. James Susan M. James	Director	May 27, 2011

/s/ Alexander A. Karsner Alexander A. Karsner	Director	May 27, 2011

/s/ Gerhard H. Parker Gerhard H. Parker	Director	May 23, 2011

/s/ Dennis D. Powell Dennis D. Powell	Director	May 26, 2011

/s/ Willem P. Roelandts Willem P. Roelandts	Director	May 26, 2011

/s/ James E. Rogers James E. Rogers	Director	May 26, 2011

/s/ Robert H. Swan Robert H. Swan	Director	May 26, 2011